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                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-8) pertaining to the Tellium, Inc. Amended and Restated 1997 Employee Stock Incentive Plan; Tellium, Inc. 2001 Stock Incentive Plan; Director Stock Option Agreements; Consultant Option Agreements; and Restricted Stock Agreements and to the incorporation by reference therein of our report dated August 22, 1999, except for Notes 7 and 8, as to which the date is September 21, 2000, with respect to the December 31, 1998 financial statements and schedule of Tellium, Inc. included in the Registration Statement (No. 333-46362) on Form S-1 and incorporated by reference in the Prospectus under Rule 462(b) filed on May 17, 2001 with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

MetroPark, New Jersey
May 30, 2001